Application for Flexible Payment          MONY Life Insurance Company of America
Variable Annuity                                      (An Arizona Stock Company)

1.  ANNUITANT  __ Mr. __ Mrs. __ Dr. __ Rev. __ Other              Sex __ M __ F

_____________________Date of Birth:___________Age:____Soc. Sec. No.:____________
Full Name:

Mailing Address:_______________City:_________State:___Zip:______Country:________
The Annuitant is the Owner unless a different Owner is designated in section #3a below.

2.  SECONDARY ANNUITANT For non-qualified contracts only: Subject to contract
provisions.   Sex __M __F

_____________________Date of Birth:___________Age:____Soc. Sec. No.:____________
Full Name:
(If a Secondary Annuitant is designated, also complete section #3b below.)

3a. OWNER If other than the Annuitant
                                           If Trustee(s):
Full Name:____________________________     Plan Name:___________________________
Soc. Sec. No._________________________     Plan Date:___________________________
                                           Tax I.D. No.:________________________
________________________________________________________________________________
Mailing Address:         City:        State:        Zip:      Country:
(If an individual is designated as owner, also complete section #3b below. If a Trustee is designated, do not complete section #3b below.)

3b. SUCCESSOR OWNER Under section 72(s) of the Internal Revenue Code, surrender of the contract is required if the Owner dies before the Annuity Start Date and the Owner's spouse at that time does not then become Owner.
___ The Owner's Spouse
___ The Owner's Executors or Administrators
___ Other (Use "Remarks" section.)


4.  BENEFICIARY       Joint beneficiaries will receive equally or the survivor,
unless otherwise specified.
Subject to contract provisions.
Beneficiary:___________________Relationship to Annuitant_______If living/if not:
Successor Beneficiary:_________Relationship to Annuitant_______If living/if not:
The Executors or Administrators of __ The Annuitant or __ Other (Use "Remarks" section.)

OR      __ Trustee(s) under plan specified in section #3a.

5.  ANNUITY STARTING DATE ____ years from Contract Date.

6.  PAYMENTS Complete as applicable:
Amount paid with application: $ _______________________
If automatic payment plan:  __ Bank Draft  __ Government Allotment
__ Payroll Deduction
Amount: $ _____________________                  Frequency: ____________________
                                                 Plan No.: _____________________
                                                 (Payroll Deduction only)
                                                 Contract Date: ________________

7.  ALLOCATION OF PURCHASE PAYMENTS

Allocation to any subaccount must be at least 10%; allocations must be in whole percentages; and they must total 100%. If the allocation is done incorrectly or incompletely all net purchase payments will be transferred to the Money Market Subaccount, pending further instructions from the Owner. (Until the company receives satisfactory evidence that the "Right to Return Contract" period has expired, net purchase payments will be held in the company's General Account with interest).

Guaranteed Interest Account                    Government Securities        .00%
                                                                    ------------
3 Year                       .00%              Intermediate Term Bond       .00%
      ---------------------------                                    -----------
5 Year                       .00%              Long Term Bond               .00%
      ---------------------------                            -------------------
7 Year                       .00%              Equity Income                .00%
      ---------------------------                           --------------------
10 Year                      .00%              Growth and Income            .00%
       --------------------------                               ----------------
Sub-Accounts of the Variable Account           Growth                       .00%
                                                     ---------------------------
Money Market                 .00%              Equity                       .00%
            ---------------------                    ---------------------------

09-403                                                   Form No. 15373 (5/1998)

Managed                      .00%              High Yield Bond              .00%
       --------------------------                             ------------------
Capital Appreciation         .00%                                           .00%
                    -------------              ---------------------------------
Small Company Value          .00%                                           .00%
                   --------------              ---------------------------------
Small Company Growth         .00%              TOTAL                     100.00%
                    -------------
International Growth         .00%
                    -------------

8.  QUALIFIED PLANS Complete as applicable:
__ IRA                       __ Pension/Profit Sharing
   __ Regular                __________________(other)
   __ Rollover               Plan No.:________________
__ SEP IRA                   Plan Date:_______________
__ Roth IRA

9.  REPLACEMENT
Will the contract being applied for replace any existing annuity or life insurance policy? __ Yes __ No
(If "yes", submit any required Replacement Forms.)

REMARKS


FOR HOME OFFICE USE ONLY
Any Home office corrections and amendment made after the application was signed are shown either in this space or on a separate form requiring signed ratification.


SIGNATURES
I agree that: (1) No one but an executive officer of the Company may: a) accept information not contained in the application; b) change any contract, or waive any of its provisions. (2) Any contract will take effect on its Contract Date provided any required purchase payment has been paid by that Date. (3) Acceptance of any contract issued will ratify any correction in or amendment to the application noted by the Company in the space headed "For Home Office Use Only." A copy of the application attached to the contract will be sufficient notice of the change made. If the laws where the application is made so require, any change in amount, age at issue, contract plan or benefits must be ratified in writing.
The Applicant believes that Flexible Payment Variable Annuity contract is consistent with the investment and annuity income objectives of the Annuitant (or the Owner, if other than the Annuitant).
Under the penalty of perjury, the undersigned(s) certify that the information supplied with respect to the undersigned on the Taxpayer I.D. and Social Security numbers is true, correct and complete, and the Internal Revenue Service has not notified me that I am subject to backup withholding due to payee underreporting.
The Applicant acknowledges receipt of a current prospectus for the Company's Variable Account A and a current prospectus for MONY Series Fund, Inc. and the Enterprise Accumulation Trust.
ALL ANNUITY PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHERE BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. ALL ANNUITY PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHERE BASED ON FUND VALUE HELD IN THE GUARANTEED INTEREST ACCOUNT, ARE SUBJECT TO A PLUS OR MINUS MARKET VALUE ADJUSTMENT.

Date at: ______________     Signature of Annuitant: ____________________________
         (City & State)
                            Signature of Owner:     ____________________________
on:      _________19___     (if other than Annuitant)
                            Signature of Applicant: ____________________________
                            (if other than above)

Based on the information provided to me, I certify that I have reasonable grounds for believing the purchase of the contract applied for is suitable for the Annuitant (or the Owner, if other than the Annuitant). I further certify that current prospectuses were delivered and that no written sales materials other than those furnished by the Company were used.

Does the application involve replacement or change of existing life insurance or annuities?
__ Yes  __ No                 (If "yes, submit any required Replacement Forms.)

               Signature of Registered Representative: _________________________ (Licensed Resident Agent)

09-403